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             EXHIBIT 4.5 - AMENDMENT TO INVESTORS' RIGHTS AGREEMENT

                                  AMENDMENT TO

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         THIS AMENDMENT TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of the __ day of ____, 1999, by and among SALESLOGIX CORPORATION, a Delaware corporation formerly known as Quest Sales Software, Inc. (the "Company"), and the "Investors", as defined in that certain Amended and Restated Investors' Rights Agreement dated as of June 4, 1998 (the "Restated Investors' Rights Agreement") pursuant to Section 3.7 thereof.

                                    RECITALS

         A. As of January 17, 1996, the Company entered into that certain Investors' Rights Agreement (the "Investors' Rights Agreement") with Innocal, L.P., Canaan Ventures II Limited Partnership, Canaan Ventures II Offshore Limited Partnership C.V., and Newtek Ventures II, L.P. (the "Initial Series A Investors") in connection with the transactions contemplated by that certain QUEST SALES SOFTWARE, INC. SERIES A PREFERRED STOCK PURCHASE AGREEMENT dated as of January 17, 1996.

         B. As of October 14, 1996, the Company entered into that certain Amendment to Investors' Rights Agreement with the Initial Series A Investors and Deepak Kamra, Morris Ventures and John Purtell (the "Subsequent Series A Investors") in connection with the transactions contemplated by that certain SALESLOGIX CORPORATION SECOND SERIES A PREFERRED STOCK PURCHASE AGREEMENT dated as of October 14, 1996. The Initial Series A Investors and the Subsequent Series A Investors are referred to herein as the "Series A Investors".

         C. As of March 24, 1997, the Company entered into that certain Second Amendment to Investors' Rights Agreement with the Initial Series A Investors, the Subsequent Series A Investors, and Brinson Venture Capital Fund III, L.P., Brinson Trust Company as Trustee for the Brinson Map Venture Capital Fund III Trust, Sigma Partners III, L.P., Sigma Associates III, L.P., Sigma Investors III, L.P., John R. Mandile, InnoCal, L.P., Canaan Ventures II Limited Partnership, Canaan Ventures II Offshore Limited Partnership C. V., Newtek Ventures II, L.P., Comdisco, Inc., Morris Ventures and Deepak Kamra (the "Series C Investors") in connection with the transactions contemplated by that certain SALESLOGIX CORPORATION SERIES C STOCK PURCHASE AGREEMENT dated as of March 24, 1997.

         D. As June 4, 1998, the Company entered into the Restated Investors' Rights Agreement with the Series A Investors, the Series C Investors, and the investors (the "Series E Investors") set forth on Schedule A to that certain SALESLOGIX CORPORATION SERIES E PREFERRED STOCK PURCHASE AGREEMENT dated as of June 4, 1998 and on Schedule A to that certain FOLLOW-ON STOCK PURCHASE
AGREEMENT dated as of December 23, 1998.
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         E. Concurrent with the execution of this Agreement and pursuant to that certain STOCK PURCHASE AGREEMENT dated as of April 22, 1999 (the "Goldman Stock Purchase Agreement"), between the Company and The Goldman Sachs Group, L.P., and certain of its affiliates (collectively, the "Goldman Investors"), the Company, the Goldman Investors, and a majority in interest of the Series A Investors, the Series C Investors and the Series E Investors, each as a separate class, wish to amend the Restated Investors' Rights Agreement, to grant each of the Goldman Investors all of the rights (and make each of the Goldman Investors subject to all of the obligations) of Investors under the Restated Investors' Rights Agreement.

         ACCORDINGLY, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree that the Restated Investors' Rights Agreement shall be amended as follows:

         1. Goldman Investors. Each Goldman Investor is hereby made a party to the Restated Investors' Rights Agreement and shall be deemed to be an "Investor" as defined in the Restated Investors' Rights Agreement for all purposes, and each Goldman Investor agrees to be bound by all of the obligations of an Investor thereunder.

         2. Registrable Securities. Section 1.1(f) of the Restated Investors' Rights Agreement is hereby amended and restated to read in its entirety as follows:

                  "(f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Company's Series A Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and, if any Series F Preferred Stock is issued pursuant to the Goldman Stock Purchase Agreement, Series F Preferred Stock, (ii) any Common Stock issued by the Company pursuant to the Goldman Stock Purchase Agreement, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (i) or (ii) above, excluding in all cases, however, shares of Common Stock of the Company which have previously been registered or which have been sold to the public, or any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned."

         3. Series F Preferred Stock Related Amendments. If the Company issues Series F Preferred Stock to the Goldman Investors pursuant to the Goldman Stock Purchase Agreement, then the following provisions shall be amended and restated to read in their entirety as follows:

                  "2.5(d) The right of first offer in this paragraph 2.5 shall not be applicable (i) to the issuance or sale of shares of common stock issuable or issued to employees or consultants and advisors of the Company (including without limitation independent marketers and resellers of the Company's products) directly or pursuant to a stock option plan or agreement or restricted stock plan or agreement approved by the Board of Directors of the Company at any time when the total number of shares of common stock so issuable or issued (and not repurchased at cost by the Company in connection with the


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         termination of employment or service) does not exceed 4,500,000
         (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations after the effective date of the Company's Fifth Restated Certificate of Incorporation), (ii) consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, at an offering price of at least $9.00 per share (after giving effect to a reverse stock split effected on March 23, 1999, appropriately adjusted for any subsequent stock split, dividend, combination or other recapitalization) and $20,000,000 in the aggregate, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) the issuance of securities to strategic partners of the Company primarily for strategic purposes other than raising capital, as so reasonably determined by the Board of Directors of the Company, or (v) shares of common stock issued in connection with a bona fide lease financing transaction approved by the Board of Directors of the Company."

                  "2.7 IRC Section 305. So long as any shares of the Company's Series A Preferred Stock, Series C Preferred Stock, Series E Preferred Stock or Series F Preferred Stock remain outstanding, the Company will not, without approval of holders of a majority of the Series A Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock then outstanding, voting together on an as converted basis, do any act or thing which would result in taxation of the holders of shares of the Series A Preferred Stock, Series C Preferred, Series E Preferred Stock or Series F Preferred Stock under
         Section 305 of the Internal Revenue Code of 1986, as amended (the "IRC") (or any comparable provision of the IRC as hereafter may from time to time be amended)."

                  "2.9 Board Committees. So long as any shares of the Company's Series A Preferred Stock, Series C Preferred Stock, Series E Preferred Stock or Series F Preferred Stock remain outstanding, the Company will use its best efforts to have the Board of Directors appoint and maintain a Compensation Committee and an Audit Committee. Each such Committee shall contain no more than three members and shall include no more than one member of management of the Company. The holders of a majority of the Series A Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock then outstanding, voting together on an as converted basis, shall have the right, but not the obligation, to designate two of the members of the Compensation Committee."

                  "2.11 Termination of Certain Covenants. The covenants set forth in Sections 2.5, 2.7, 2.8 and 2.9 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public, provided that such initial public offering shall be for not less than $9.00 per share and $20,000,000 in the aggregate."


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                 "3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of (a) the Company, (b) the holders of a majority of the Series A Preferred Stock of the Company, voting together as a class, (c) the holders of a majority of the Series C Preferred Stock of the Company, voting together as a class, (d) the holders of a majority of the Series E Preferred Stock, voting together as a class, and (e) the holders of a majority of the Series F Preferred Stock, voting together as a class. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company."

         4. Entire Agreement. The Restated Investors' Rights Agreement, as amended by this Amendment, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



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                                  THE COMPANY:

                                  SALESLOGIX CORPORATION, a Delaware
                                  corporation



                                  By:       /s/ Gary Acord
                                            ------------------------------------
                                            Gary Acord, CFO and Secretary

                                  Address: 8800 N. Gainey Center Dr., Suite 200 Scottsdale, AZ 85258


                                  INVESTORS:

                                  INNOCAL, L.P., a Delaware Limited Partnership

                                  By: InnoCal Associates, L.P., a Delaware Limited Partnership



                                            By:/s/  Harry Lambert
                                               ---------------------------------
                                               Harry Lambert, General Partner

                                  Address:  600 Anton Blvd., Suite 1270
                                            Costa Mesa, CA  92626


                                  CANAAN VENTURES II LIMITED
                                  PARTNERSHIP

                                  By:       Canaan Venture Partners II L.P.



                                            By:/s/  Deepak Kamra
                                               ---------------------------------
                                               Deepak Kamra, General Partner

                                  Address:  2884 Sand Hill Road, Suite 115
                                            Menlo Park, CA 94025


              [SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]


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                                  CANAAN VENTURES II OFFSHORE
                                  LIMITED PARTNERSHIP C.V.

                                  By:       Canaan Venture Partners II L.P.



                                            By:/s/  Deepak Kamra
                                               ---------------------------------
                                               Deepak Kamra, General Partner

                                  Address:  2884 Sand Hill Road, Suite 115
                                            Menlo Park, CA  94025


                                  NEWTEK VENTURES II, L.P.



                                  By:       /s/  John Hall
                                            ------------------------------------
                                            John Hall, General Partner

                                  Address:  500 Washington Street, Suite 720
                                            San Francisco, CA  94111



                                  /s/  Deepak Kamra
                                  ----------------------------------------------
                                  DEEPAK KAMRA

                                  Address:  2884 Sand Hill Road, Suite 115
                                            Menlo Park, CA  94025


                                  MORRIS VENTURES, a Partnership



                                  By:       /s/  Anthony P. Morris
                                            ------------------------------------
                                            Anthony P. Morris, General Partner

                                  Address:  211 Congress Street, 2nd Floor
                                            Boston, MA  02110


              [SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]


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                                  ----------------------------------------------
                                  JOHN PURTELL

                                  Address:  2750 Northhaven
                                            Dallas, TX  75225


                                  COMDISCO, INC., a Delaware corporation



                                  By:
                                            ------------------------------------
                                            Name:
                                            Its:

                                  Address:  6111 River Road
                                            Rosemont, IL  60018


                                  BRINSON VENTURE CAPITAL FUND III, L.P.

                                  By:       Brinson Partners, Inc., its General
                                            Partner



                                            By:/s/  David S. Timson
                                               ---------------------------------
                                               David S. Timson, Partner

                                  Address:     209 S. LaSalle Street
                                               Chicago, IL 60604




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                          INVESTORS' RIGHTS AGREEMENT]


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                                  BRINSON TRUST COMPANY AS TRUSTEE
                                  FOR THE BRINSON MAP VENTURE
                                  CAPITAL FUND III TRUST



                                  By:       /s/  David S. Timson
                                            ------------------------------------
                                            David S. Timson, Trust Officer

                                  Address:  209 S. LaSalle Street
                                            Chicago, IL 60604


                                  SIGMA PARTNERS III, L.P.,



                                  By:       /s/   Cliff Haas
                                            ------------------------------------
                                            Cliff Haas, General Partner

                                  Address:  2884 Sand Hill Road, Suite 121
                                            Menlo Park, CA  94025


                                  SIGMA ASSOCIATES III, L.P.



                                  By:       /s/  Cliff Haas
                                            ------------------------------------
                                            Cliff Haas, General Partner

                                  Address:  2884 Sand Hill Road, Suite 121
                                            Menlo Park, CA  94025





              [SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]


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                                  SIGMA INVESTORS III, L.P.



                                  By:       /s/  Cliff Haas
                                            ------------------------------------
                                            Cliff Haas, General Partner

                                  Address:  2884 Sand Hill Road, Suite 121
                                            Menlo Park, CA  94025




                                  ----------------------------------------------
                                  JOHN R. MANDILE

                                  Address:  Oak Knoll
                                            Winchester, MA  01890


                                  SIERRA VENTURES VI L.P.



                                  By:  /s/  David C. Schwab
                                       -----------------------------------------
                                       David C. Schwab, General Partner



                                  THE GOLDMAN SACHS GROUP, L.P.



                                  By:  The Goldman Sachs Corporation, its
                                       General Partner


                                       By:/s/  illegible
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                              ----------------------------------




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                          INVESTORS' RIGHTS AGREEMENT]


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                                  STONE STREET FUND 1998, L.P.



                                  By:  Stone Street Advantage Corp.

                                  Its: General Partner


                                       By:/s/ Eve Gerriets
                                          --------------------------------------
                                              Eve Gerriets, Vice President


                                  Address:  85 Broad Street
                                            New York, NY  10004



                                  BRIDGE STREET FUND 1998, L.P.


                                  By:  Bridge Street Advantage Corp.

                                  Its: Managing General Partner



                                       By:/s/ Eve Gerriets
                                          --------------------------------------
                                              Eve Gerriets, Vice President


                                  Address:  85 Broad Street
                                            New York, NY  10004




              [SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]


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                                  CANAAN EQUITY, L.P.



                                  By:  Canaan Equity Partners L.L.C.


                                       By:/s/  Deepak Kamra
                                          --------------------------------------
                                       Deepak Kamra, Member/Manager



                                  ----------------------------------------------
                                  Anthony P. Morris








              [SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

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